                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of
United Community Financial Corp. (the "Holding Company") and/or The Home Savings
and Loan Company of Youngstown, Ohio (the "Company"), hereby constitutes and appoints James R. Reske and/or Jude J. Nohra as his true and lawful attorneys-
in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all
Securities and Exchange Commission Forms 3, 4 and 5 with respect to the securities of the Holding Company beneficially owned by the undersigned, any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents and substitute or substitutes full power and authority to do each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he might do in person, and hereby ratifies and confirms all things that each of said attorneys-
in-fact and substitutes may lawfully do and seek to be done by virtue hereof.
The undersigned acknowledges that the attorneys-in-fact appointed hereby are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

THIS POWER OF ATTORNEY shall be valid until such time as it is revoked by the undersigned in writing.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 20th day of March, 2014.

                                        /s/ Gary M. Small
                                        ----------------------------------
                                        Gary M. Small

WITNESS:

/s/ Patrick Bevack
--------------------------
Patrick W. Bevack